EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB REPORTS RECORD QUARTERLY NET INCOME OF $964 MILLION, UP 23%
Revenues Grow 14% Year-Over-Year to $2.7 Billion, Marking Fifteen Consecutive Record Quarters
Core Net New Assets Total $51.7 Billion and Total Client Assets Reach a Record $3.59 Trillion

SAN FRANCISCO, April 15, 2019 – The Charles Schwab Corporation announced today that its net income for the first quarter of 2019 was a record $964 million, up 3% from $935 million for the prior quarter, and up 23% from $783 million for the first quarter of 2018.

	Three Months Ended March 31,		%
Financial Highlights	2019	2018	Change

Net revenues (in millions)	$2,723	$2,398	14%
Net income (in millions)	$964	$783	23%
Diluted earnings per common share	$.69	$.55	25%
Pre-tax profit margin	46.4%	41.8%
Return on average common
stockholders’ equity (annualized)	20%	18%

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.

CEO Walt Bettinger said, “Over the past quarter, our Virtuous Cycle, driven by our “Through Clients’ Eyes” strategy, continued to attract client accounts and assets at a robust pace. The equity markets gathered momentum during the quarter, with the S&P 500 rising 21% from the December correction and posting its best first quarter since 1998. At the same time, investors faced a mixed geopolitical and economic landscape, including international trade negotiations, the evolving Brexit debate, and a potential slowing in Fed rate hikes. While we believe that this environment impacted investor sentiment and activity, demand for help and support from Schwab remained strong. New brokerage accounts totaled 386,000 during the quarter and client account openings have now exceeded 100,000 for 28 consecutive months. In addition, clients entrusted us with total core net new assets of $51.7 billion for the quarter, representing a 6% annualized growth rate, consistent with our long-term average and a noteworthy start to 2019, particularly given the unsettled environment. Total client assets reached a record $3.59 trillion at month-end March, up 8% year-over-year.”

“We remain steadfast in our ‘no-trade offs’ approach to serving clients, diligently seeking to offer straightforward and transparent products and services that provide investors with greater choice and value,” Mr. Bettinger continued. “Recently, we marked the sixth anniversary of Schwab ETF OneSourceTM, already one of the largest commission-free exchange-traded fund programs in the industry, by doubling its lineup to 500 ETFs covering 79 Morningstar® categories. Client assets held in program ETFs have grown at a compound annual rate of approximately 50% since inception, reaching $180.9 billion at quarter end. In addition, as part of our ongoing efforts to provide clients with the help and advice needed to pursue their investing goals, we recently replaced Schwab Intelligent AdvisoryTM with Schwab Intelligent Portfolios PremiumTM. This solution combines automated investing with guidance from a certified planning professional in a subscription-based package designed to offer a simpler, more modern and more approachable planning and investing experience. Client assets enrolled in our digital advisory solutions at quarter end reached $37.7 billion, up 23% from a year ago. Overall assets receiving ongoing advice grew faster than total client assets over the past year, and totaled $1.87 trillion at March 31, 2019.”

Mr. Bettinger added, “Recently, Schwab was selected as one of the 2019 FORTUNE Top 50 ‘World’s Most Admired Companies®’, as well as rated #1 Overall in the 2019 Investor’s Business Daily Best Online Brokers Survey. In addition, we ranked Highest in Investor Satisfaction with DIY Self-Directed Services in the J.D. Power 2019 U.S. Self-Directed Investor Satisfaction Study.* While these accolades come from distinct perspectives, we believe they all reflect the importance of our emphasis on value, service, transparency, and trust as we attract and support a growing share of U.S. investable wealth.”

CFO Peter Crawford commented, “Our unwavering focus on championing our clients’ goals translated into strong first quarter financial performance as well as business growth, indicating the Schwab financial formula continues to operate as intended. Overall, revenues rose by 14% year-over-year to a record $2.7 billion. Net interest revenue grew 33% to a record $1.7 billion largely due to higher interest-earning assets stemming from the transfer of sweep money market funds to bank and broker-dealer sweep as well as client cash allocations. Additionally, our net interest margin expanded to 2.46%, up from 2.12% a year earlier, following the Fed’s four rate hikes in 2018. Asset management and administration fees decreased 11% to $755 million, mainly as a result of lower money market fund revenue as we executed on sweep transfers. Trading revenue declined by 8% to $185 million largely due to client first quarter trading activity that was strong but below last year’s then-record pace. Finally, other revenue rose 23%, driven by a gain on the assignment of leased office space in our 215 Fremont building in San Francisco. Turning to expenses, our 5% increase in spending was consistent with our expectations. Compensation was 10% higher in the first quarter as we hired to serve our expanding client base. Professional services rose by 9%, primarily due to our investments in projects to further drive efficiency and scale. Our disciplined expense management helped result in a 900 basis point gap between year-over-year revenue and expense growth, and a 46.4% pre-tax profit margin. We believe this focus positions us well to maintain and even improve our ratio of expenses to client assets, which was just 17 bps for the quarter using average balances, and 16 bps based on the quarter-end total.”

Mr. Crawford concluded, “During the first quarter, we continued to emphasize effective balance sheet management. While clients sorted through their invested and transactional cash allocations, we transferred $11.6 billion from sweep money market funds to bank and broker-dealer sweep. This activity contributed to consolidated balance sheet assets of $283 billion at quarter end. A small amount of the $14.4 billion in sweep money market fund balances outstanding as of month-end March remains to be transferred; we expect to complete those transfers by the end of April. In January 2019, we announced a 31% increase in our dividend and a $4 billion stock repurchase authorization, which we expect to access in coming quarters to return excess capital to stockholders. Our preliminary Tier 1 Leverage Ratio ended the quarter at 7.2%, modestly above our operating objective of 6.75%-7%. We achieved a 20% return on equity for the third consecutive quarter – our strongest performance since early 2009 – exemplifying our commitment to being good stewards of our stockholders’ capital.”

Supporting schedules and selected balances are either attached or located at: https://www.aboutschwab.com/financial-reports.

*Disclaimer: From FORTUNE Magazine, February 2019, ©2019 Fortune Media IP Limited. FORTUNE and The World’s Most Admired Companies are registered trademarks of Fortune Media IP Limited and are used under license. FORTUNE and Fortune Media IP Limited are not affiliated with, and do not endorse the products or services of, Charles Schwab.

From Investor’s Business Daily, January 28, 2019, ©2019 Investor’s Business Daily, Inc. All rights reserved. Used by permission and protected by the Copyright Laws of the United States. The printing, copying, redistribution or retransmission of this Content without express written permission is prohibited.

Charles Schwab received the highest numerical score in the DIY segment of the J.D. Power 2019 Self-Directed Investor Satisfaction Study of investors’ satisfaction who use self-directed investment firms. Visit https://jdpower.com/awards.

Commentary from the CFO
Periodically, our Chief Financial Officer provides insight and commentary regarding Schwab’s financial picture at: https://www.aboutschwab.com/cfo-commentary. The most recent commentary, which provides perspective on crossing the $250 billion consolidated asset threshold for heightened regulatory requirements, was posted on August 14, 2018.

Forward-Looking Statements
This press release contains forward-looking statements relating to Fed rate hikes; growth in the client base, accounts and assets; efficiency and scale; ratio of expenses to client assets; transfers to sweep; capital returns to stockholders; and Tier 1 Leverage Ratio operating objective. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, general market conditions, including the level of interest rates, equity valuations, and trading activity; the company’s ability to attract and retain clients and registered investment advisors and grow those relationships and client assets; competitive pressures on pricing, including deposit rates; the company’s ability to develop and launch new products, services, infrastructure and capabilities in a timely and successful manner; client use of the company’s advisory solutions and other products and services; the company’s ability to manage expenses; client sensitivity to interest rates; capital and liquidity needs and management; and other factors set forth in the company’s most recent report on Form 10-K.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 360 offices and 11.8 million active brokerage accounts, 1.7 million corporate retirement plan participants, 1.3 million banking accounts, and $3.59 trillion in client assets as of March 31, 2019. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, https://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.schwab.com and https://www.aboutschwab.com.

###

THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Net Revenues
Interest revenue	$1,998	$1,421
Interest expense	(317)	(158)
Net interest revenue	1,681	1,263
Asset management and administration fees	755	851
Trading revenue	185	201
Other	102	83
Total net revenues	2,723	2,398
Expenses Excluding Interest
Compensation and benefits	850	770
Professional services	170	156
Occupancy and equipment	131	122
Advertising and market development	69	73
Communications	62	62
Depreciation and amortization	83	73
Regulatory fees and assessments	32	51
Other	62	89
Total expenses excluding interest	1,459	1,396
Income before taxes on income	1,264	1,002
Taxes on income	300	219
Net Income	964	783
Preferred stock dividends and other	39	37
Net Income Available to Common Stockholders	$925	$746
Weighted-Average Common Shares Outstanding:
Basic	1,333	1,347
Diluted	1,344	1,362
Earnings Per Common Shares Outstanding:
Basic	$.69	$.55
Diluted	$.69	$.55

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)

	Q1-19 % change		2019	2018
	vs.	vs.	First	Fourth	Third	Second	First
(In millions, except per share amounts and as noted)	Q1-18	Q4-18	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	33%	3%	$1,681	$1,626	$1,527	$1,407	$1,263
Asset management and administration fees	(11)%	—	755	755	809	814	851
Trading revenue	(8)%	(10)%	185	206	176	180	201
Other	23%	24%	102	82	67	85	83
Total net revenues	14%	2%	2,723	2,669	2,579	2,486	2,398
Expenses Excluding Interest
Compensation and benefits	10%	6%	850	805	737	745	770
Professional services	9%	(4)%	170	178	164	156	156
Occupancy and equipment	7%	2%	131	128	124	122	122
Advertising and market development	(5)%	(26)%	69	93	70	77	73
Communications	—	(2)%	62	63	59	58	62
Depreciation and amortization	14%	4%	83	80	78	75	73
Regulatory fees and assessments	(37)%	3%	32	31	57	50	51
Other	(30)%	(23)%	62	81	71	72	89
Total expenses excluding interest	5%	—	1,459	1,459	1,360	1,355	1,396
Income before taxes on income	26%	4%	1,264	1,210	1,219	1,131	1,002
Taxes on income	37%	9%	300	275	296	265	219
Net Income	23%	3%	$964	$935	$923	$866	$783
Preferred stock dividends and other	5%	(22)%	39	50	38	53	37
Net Income Available to Common Stockholders	24%	5%	$925	$885	$885	$813	$746
Earnings per common share:
Basic	25%	5%	$.69	$.66	$.66	$.60	$.55
Diluted	25%	6%	$.69	$.65	$.65	$.60	$.55
Dividends declared per common share	70%	31%	$.17	$.13	$.13	$.10	$.10
Weighted-average common shares outstanding:
Basic	(1)%	(1)%	1,333	1,343	1,351	1,350	1,347
Diluted	(1)%	(1)%	1,344	1,354	1,364	1,364	1,362
Performance Measures
Pre-tax profit margin			46.4%	45.3%	47.3%	45.5%	41.8%
Return on average common stockholders’ equity (annualized) (1)			20%	20%	20%	19%	18%
Financial Condition (at quarter end, in billions)
Cash and investments segregated	9%	2%	$13.9	$13.6	$8.5	$11.0	$12.8
Receivables from brokerage clients — net	(3)%	(6)%	20.5	21.7	22.4	22.4	21.2
Bank loans — net	1%	(1)%	16.5	16.6	16.6	16.6	16.4
Total assets	14%	(5)%	282.8	296.5	272.1	261.9	248.3
Bank deposits	15%	(5)%	219.5	231.4	213.4	199.9	190.2
Payables to brokerage clients	(5)%	(9)%	29.7	32.7	27.9	30.3	31.1
Long-term debt	66%	(1)%	6.8	6.9	5.8	5.8	4.1
Stockholders’ equity	12%	4%	21.6	20.7	20.8	20.1	19.3
Other
Full-time equivalent employees (at quarter end, in thousands)	10%	3%	20.0	19.5	19.1	18.7	18.2
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	34%	14%	$181	$159	$156	$126	$135
Expenses excluding interest as a percentage of average client assets (annualized)			0.17%	0.17%	0.15%	0.16%	0.17%
Clients’ Daily Average Trades (in thousands)
Revenue trades (2)	(10)%	(10)%	418	466	382	376	462
Asset-based trades (3)	7%	(21)%	149	188	129	149	139
Other trades (4)	—	(1)%	210	213	172	179	211
Total	(4)%	(10)%	777	867	683	704	812
Average Revenue Per Revenue Trade (2)	(1)%	1%	$7.19	$7.13	$7.27	$7.30	$7.24

(1) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(2) Includes all client trades that generate trading revenue (i.e., commission revenue or principal transaction revenue); also known as DART.
(3) Includes eligible trades executed by clients who participate in one or more of the company’s asset-based pricing relationships.
(4) Includes all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2019			2018
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$24,983	$151	2.42%	$17,084	$66	1.53%
Cash and investments segregated	13,533	83	2.44%	13,969	48	1.37%
Broker-related receivables	257	2	2.75%	287	1	1.32%
Receivables from brokerage clients	18,972	214	4.52%	18,872	179	3.79%
Available for sale securities (1)	66,853	451	2.70%	50,371	240	1.91%
Held to maturity securities	132,427	916	2.77%	121,412	721	2.38%
Bank loans	16,578	149	3.61%	16,456	130	3.19%
Total interest-earning assets	273,603	1,966	2.88%	238,451	1,385	2.33%
Other interest revenue		32			36
Total interest-earning assets	$273,603	$1,998	2.92%	$238,451	$1,421	2.39%
Funding sources
Bank deposits	$219,987	$226	0.42%	$176,988	$64	0.15%
Payables to brokerage clients	22,184	23	0.43%	22,469	7	0.14%
Short-term borrowings (2)	30	—	2.48%	12,170	47	1.55%
Long-term debt	6,845	62	3.61%	4,392	37	3.37%
Total interest-bearing liabilities	249,046	311	0.51%	216,019	155	0.29%
Non-interest-bearing funding sources	24,557			22,432
Other interest expense		6			3
Total funding sources	$273,603	$317	0.46%	$238,451	$158	0.27%
Net interest revenue		$1,681	2.46%		$1,263	2.12%
(1) Amounts have been calculated based on amortized cost.
(2) Interest expense was less than $500,000 in the period presented.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2019			2018
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds	$158,268	$122	0.31%	$156,362	$182	0.47%
Schwab equity and bond funds, ETFs, and collective trust funds (CTFs) (1)	244,314	70	0.12%	212,519	74	0.14%
Mutual Fund OneSource® and other non-transaction fee funds	187,223	147	0.32%	222,669	178	0.32%
Other third-party mutual funds and ETFs (2)	452,461	75	0.07%	319,722	70	0.09%
Total mutual funds, ETFs, and CTFs (3)	$1,042,266	414	0.16%	$911,272	504	0.22%
Advice solutions (3)
Fee-based	$230,394	278	0.49%	$224,760	282	0.51%
Non-fee-based	66,756	—	—	59,762	—	—
Total advice solutions	$297,150	278	0.38%	$284,522	282	0.40%
Other balance-based fees (1,4)	392,191	52	0.05%	410,443	55	0.05%
Other (5)		11			10
Total asset management and administration fees		$755			$851
(1) Beginning in the first quarter of 2019, a change was made to move CTFs from other balance-based fees. Prior periods have been recast to reflect this change.
(2) Includes Schwab ETF OneSourceTM.
(3) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Private ClientTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven® Strategies, ThomasPartners® Strategies, Schwab Index Advantage® advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, and Schwab Intelligent Portfolios PremiumTM; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(4) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(5) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q1-19 % Change		2019	2018
	vs.	vs.	First	Fourth	Third	Second	First
(In billions, at quarter end, except as noted)	Q1-18	Q4-18	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	13%	(5)%	$247.0	$261.2	$239.5	$228.2	$219.4
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds (1)	10%	4%	159.7	153.5	128.5	134.2	145.0
Equity and bond funds and CTFs (2,3)	8%	13%	106.2	94.3	107.4	102.1	98.7
Total proprietary mutual funds and CTFs	9%	7%	265.9	247.8	235.9	236.3	243.7
Mutual Fund Marketplace® (4)
Mutual Fund OneSource® and other non-transaction fee funds	(12)%	8%	195.1	180.5	212.6	212.5	221.6
Mutual fund clearing services	2%	11%	182.7	164.4	182.2	175.3	178.3
Other third-party mutual funds	6%	13%	737.2	650.4	740.1	716.1	693.4
Total Mutual Fund Marketplace	2%	12%	1,115.0	995.3	1,134.9	1,103.9	1,093.3
Total mutual fund assets	3%	11%	1,380.9	1,243.1	1,370.8	1,340.2	1,337.0
Exchange-traded funds (ETFs)
Proprietary ETFs (3)	29%	17%	134.7	115.2	125.2	114.8	104.5
Schwab ETF OneSource™ (4)	177%	170%	82.5	30.6	33.3	30.8	29.8
Other third-party ETFs	(3)%	(2)%	303.7	309.9	338.6	322.1	314.7
Total ETF assets	16%	14%	520.9	455.7	497.1	467.7	449.0
Equity and other securities (2)	7%	13%	1,131.3	1,005.4	1,186.7	1,106.2	1,060.6
Fixed income securities	25%	6%	324.1	306.1	290.4	275.1	258.8
Margin loans outstanding	(3)%	(3)%	(18.8)	(19.3)	(20.8)	(20.4)	(19.4)
Total client assets	8%	10%	$3,585.4	$3,252.2	$3,563.7	$3,397.0	$3,305.4
Client assets by business
Investor Services	8%	11%	$1,886.7	$1,701.7	$1,876.9	$1,784.8	$1,740.8
Advisor Services	9%	10%	1,698.7	1,550.5	1,686.8	1,612.2	1,564.6
Total client assets	8%	10%	$3,585.4	$3,252.2	$3,563.7	$3,397.0	$3,305.4
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (5)	N/M	2%	$29.2	$28.7	$27.8	$13.7	$(50.8)
Advisor Services	(30)%	(15)%	22.5	26.6	25.7	30.2	32.0
Total net new assets	N/M	(7)%	$51.7	$55.3	$53.5	$43.9	$(18.8)
Net market gains (losses)	N/M	N/M	281.5	(366.8)	113.2	47.7	(37.6)
Net growth (decline)	N/M	N/M	$333.2	$(311.5)	$166.7	$91.6	$(56.4)
New brokerage accounts (in thousands, for the quarter ended)	(13)%	2%	386	380	369	384	443
Client accounts (in thousands)
Active brokerage accounts (6)	7%	2%	11,787	11,593	11,423	11,202	11,005
Banking accounts	6%	—	1,300	1,302	1,283	1,250	1,221
Corporate retirement plan participants	6%	2%	1,684	1,655	1,627	1,599	1,594

(1) Total client assets in purchased money market funds are located at: https://www.aboutschwab.com/investor-relations.
(2) Beginning in the first quarter of 2019, a change was made to move CTFs from equity and other securities. Prior periods have been recast to reflect this change.
(3) Includes balances held on and off the Schwab platform. As of March 31, 2019, off-platform equity and bond funds, CTFs, and ETFs were $11.8 billion, $4.4 billion, and $36.3 billion, respectively.
(4) Excludes all proprietary mutual funds and ETFs.
(5) Second quarter of 2018 includes outflows of $9.5 billion from certain mutual fund clearing services clients. First quarter of 2018 includes outflows of $84.4 billion from certain mutual fund clearing services clients.
(6) In September 2018, the definition of active brokerage accounts was standardized across all account types as accounts with activity within the preceding 270 days. This change increased active accounts by approximately 63,000.
N/M Not meaningful.

The Charles Schwab Corporation Monthly Activity Report For March 2019

	2018										2019			Change
	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average	24,103	24,163	24,416	24,271	25,415	25,965	26,458	25,116	25,538	23,327	25,000	25,916	25,929	—	8%
Nasdaq Composite	7,063	7,066	7,442	7,510	7,672	8,110	8,046	7,306	7,331	6,635	7,282	7,533	7,729	3%	9%
Standard & Poor’s 500	2,641	2,648	2,705	2,718	2,816	2,902	2,914	2,712	2,760	2,507	2,704	2,784	2,834	2%	7%
Client Assets (in billions of dollars)
Beginning Client Assets	3,328.8	3,305.4	3,312.1	3,378.1	3,397.0	3,447.9	3,555.9	3,563.7	3,388.1	3,431.9	3,252.2	3,447.7	3,533.0
Net New Assets (1)	20.2	0.4	19.4	24.1	16.3	20.8	16.4	14.9	15.6	24.8	15.1	18.3	18.3	—	(9)%
Net Market Gains (Losses)	(43.6)	6.3	46.6	(5.2)	64.6	57.2	(8.6)	(190.5)	28.2	(204.5)	180.4	67.0	34.1
Total Client Assets (at month end)	3,305.4	3,312.1	3,378.1	3,397.0	3,477.9	3,555.9	3,563.7	3,388.1	3,431.9	3,252.2	3,447.7	3,533.0	3,585.4	1%	8%
Core Net New Assets (2)	25.6	9.9	19.4	24.1	16.3	20.8	16.4	14.9	15.6	24.8	15.1	18.3	18.3	—	(29)%
Receiving Ongoing Advisory Services (at month end)
Investor Services	273.2	274.7	279.1	280.0	287.0	292.0	292.7	280.3	284.7	272.4	286.9	294.2	298.4	1%	9%
Advisor Services (3)	1,444.4	1,451.6	1,478.0	1,488.7	1,525.5	1,555.3	1,559.2	1,485.8	1,510.1	1,436.1	1,514.2	1,551.6	1,572.8	1%	9%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts (4)	11,005	11,081	11,145	11,202	11,243	11,310	11,423	11,479	11,529	11,593	11,653	11,712	11,787	1%	7%
Banking Accounts (5)	1,221	1,230	1,240	1,250	1,262	1,274	1,283	1,289	1,297	1,302	1,312	1,313	1,300	(1)%	6%
Corporate Retirement Plan Participants	1,594	1,599	1,599	1,599	1,611	1,621	1,627	1,634	1,639	1,655	1,679	1,685	1,684	—	6%
Client Activity
New Brokerage Accounts (in thousands)	140	141	122	121	118	132	119	133	115	132	131	115	140	22%	—
Inbound Calls (in thousands)	2,145	2,034	1,852	1,814	1,849	1,964	1,715	1,976	1,681	1,839	1,924	1,742	1,882	8%	(12)%
Web Logins (in thousands)	58,906	55,980	56,234	56,491	57,137	62,797	53,923	59,261	54,654	53,920	64,563	60,121	63,692	6%	8%
Client Cash as a Percentage of Client Assets (6)	11.0%	10.9%	10.6%	10.7%	10.5%	10.4%	10.3%	11.1%	11.2%	12.8%	11.7%	11.5%	11.3%	(20) bp	30 bp
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (7, 8) (in millions of dollars)
Large Capitalization Stock	(158)	410	953	981	486	918	311	308	331	717	1,343	1,109	1,045
Small / Mid Capitalization Stock	130	359	753	1,195	768	(186)	151	(1,344)	(456)	(1,414)	1,329	638	302
International	1,546	809	372	(498)	(529)	186	(88)	(109)	(418)	(2,163)	2,212	1,086	1,274
Specialized	326	122	(19)	383	520	(245)	73	(914)	(397)	(2,105)	124	609	750
Hybrid	529	(541)	(241)	(288)	(548)	(678)	(324)	(1,313)	(1,248)	(2,985)	(321)	(309)	(357)
Taxable Bond	2,117	1,661	1,002	928	879	965	1,371	(351)	(836)	(4,342)	3,956	2,871	1,923
Tax-Free Bond	247	(113)	449	588	306	559	262	(591)	(407)	(409)	1,184	1,111	1,133
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (7)	1,976	(36)	(88)	555	(522)	(1,936)	(1,538)	(5,734)	(7,955)	(21,372)	6,740	2,312	1,850
Exchange-Traded Funds (8)	2,761	2,743	3,357	2,734	2,404	3,455	3,294	1,420	4,524	8,671	3,087	4,803	4,220
Money Market Funds	(9,100)	(4,156)	(2,245)	(4,919)	(4,801)	704	(1,933)	2,546	8,515	13,548	4,944	(1,577)	1,785
Average Interest-Earning Assets (9)
(in millions of dollars)	241,049	239,833	242,584	249,432	254,211	259,137	261,741	264,156	265,648	274,913	277,068	270,718	272,727	1%	13%

(1) April and March 2018 include outflows of $9.5 billion and $5.4 billion, respectively, from certain mutual fund clearing services clients.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client. These flows may span multiple reporting periods.
(3) Excludes Retirement Business Services.
(4) In September 2018, the definition of active brokerage accounts was standardized across all account types as accounts with activity within the preceding 270 days. This change increased active accounts by approximately 63,000.
(5) In March 2019, banking accounts were reduced by approximately 23,000 as a result of inactive account closures.
(6) Schwab One®, certain cash equivalents, bank deposits, and money market fund balances as a percentage of total client assets.
(7) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(8) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(9) Represents average total interest-earning assets on the company’s balance sheet.